UNITED STATES OF AMERICA SECURITIES AND EXCHANGE COMMISSION NON-PROSECUTION AGREEMENT I. In connection with an investigation by the Division of Enforcement ("Division") relating to possible violations of the books and records and intemal accounting controls provisions of the Foreign Corrupt Practices Act from at least 2009 through 2014 ("Investigation"), the United States Securities and Exchange Commission ("Commission") and Nortek, Inc. ("Respondent") enter into this non-prosecution agreement ("Agreement") on the following terms and conditions: COOPERATION 2. The Respondent, a corporation organized and operating under the laws of Delaware agrees to cooperate fully and truthfully in the Investigation and any other related enforcement litigation or proceeding to which the Commission is a party (the "Proceedings"), regardless of the time period in which the cooperation is required. In addition, the Respondent agrees to cooperate fully and truthfully, when directed by the Division's staff, in an official investigation or proceeding by any federal, state, or self regulatory organization ("Other Proceedings"). The full, truthful, and continuing cooperation of the Respondent shall include, but not be limited to: a. producing, in a responsive and prompt manner, all non-privileged documents, information, and other materials to the Commission as requested by the Division's staff, wherever located, in the possession, custody, or control of the Respondent; b. using its best efforts to secure the full, truthful, and continuing cooperation, as defined in Paragraph 3, of current and former directors, officers, employees and agents, including making these persons available, when requested to do so by the Division's staff, at its expense, for interviews and the provision of testimony in the investigation, trial and other judicial proceedings in connection with the Proceedings or Other Proceedings; and c. entering into tolling agreements, when requested to do so by the Division's staff, during the period of cooperation. 3. The full, truthful, and continuing cooperation of each person described in Paragraph 2 above will be subject to the procedures and protections of this paragraph, and shall include, but not be limited to: a. producing all non-privileged documents and other materials as requested by the Division's staff; Exhibit 99.1

b. appearing for interviews, at such times and places, as requested by the Division's staff; c. responding to all inquiries, when requested to do so by the Division's staff, in connection with the Proceedings or Other Proceedings; and d. testifying at trial and other judicial proceedings, when requested to do so by the Division's staff, in connection with the Proceedings or Other Proceedings. UNDERTAKINGS 4. The Respondent understands and agrees to perfonn the following undertakings: a. to pay disgorgement obtained or retained as a result of the violations discovered during the Investigation, without reimbursement or indemnification from any source, in the amount of$29 1,403, together with prejudgment interest thereon in the amount of$30,655 within 15 days. Payment may be made directly from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices.ofrn.htm. Payment may also be made by certified check, bank cashier's check, or United States postal money order payable to the Securities and Exchange Commission, which shall be delivered or mailed to: Enterprise Services Center Accounts Receivable Branch 6500 South MacArthur Boulevard Oklahoma City, OK 73169 along with a letter identifying the Respondent and speci fying that the payment is made pursuant to a non-prosecution agreement entered into with the Commission on June 7, 2016, and send an additional copy of the letter and check in accordance with the service requirements of Paragraph 7; PUBLIC STATEMENTS 5. After this Agreement is executed, the Respondent agrees not to take any action or to make or permit any public statement through present or future attorneys, employees, agents, or other persons authorized to speak for it, except in legal proceedings in which the Commission is not a party, denying, directly or indirectl y, the factual basis of any aspect of this Agreement. This paragraph is not intended to apply to any statement made by an individual in the course of any criminal, civil, or regulatory proceeding initiated by the government or self-regulatory organization against such individual, unless such individual is speaking on behalfof the Respondent. If it is determined by the Commission that a public statement by the Respondent or any related person contradicts in whole or in part th is Agreement, at its sole discretion, the Commission may bring an enforcement action in accordance with Paragraphs 8 through 10. 2

6. Prior to issuing a press release concerning this Agreement, the Respondent agrees to have the text of the release approved by the staff of the Division. SERVICE 7. The Respondent agrees to serve by hand delivery or by next-day mail all written notices and correspondence required by or related to this Agreement to Paul G. Block, Assistant Regional Director, Foreign Corrupt Practices Act Unit, United States Securities and Exchange Commission, 33 Arch Street, 24th Floor, Boston, MA 02110, (617) 573 8912, unless otherwise directed in writing by the staff of the Division. VIOLATION OF AGREEMENT 8. The Respondent understands and agrees that it shall be a violation of this Agreement if it knowingly provides false or misleading information or materials in connection with the Proceedings or Other Proceedings. In the event of such misconduct, the Division will advise the Commission of the Respondent's misconduct and may make a criminal referral for providing false information (18 U.S.C. § 1001), contempt (18 U.S.C. §§ 401-402) and/or obstructing justice (18 U.S.C. § 1503 et seq.). 9. The Respondent understands and agrees that it shall be a violation of this agreement if it violates the federal securities laws after entering into this agreement. It is further understood and agreed that should the Division determine that it has failed to comply with any term or condition of this Agreement, the Division will notify the Respondent or its counsel of the fact and provide an opportunity for the Respondent to make a submission consistent with the procedures set forth in the Securities Act of 1933 Release No. 5310. Under these circumstances, the Division may, in its sole discretion and not subject to judicial review, recommend to the Commission an enforcement action against the Respondent for any securities law violations, including, but not limited to, the substantive offenses relating to the Investigation. Nothing in this agreement limits the Division's discretion to recommend to the Commission an enforcement action against the Respondent for future violations of the federal securities laws, without notice, to protect the public interest. 10. The Respondent understands that if it fails to make any payment by the date agreed and/or in the amount agreed according to the schedule set forth above, all outstanding payments under this Agreement, minus any payments made, shall become due and payable immediately at the discretion of the staff of the Commission. 11. The Respondent understands and agrees that in any future enforcement action resulting from its violation of the Agreement, any documents, statements, information, testimony, or evidence provided by it during the Proceedings or Other Proceedings, and any leads derived there from, may be used against it in future legal proceedings. 3

12. The Respondent understands and agrees that any enforcement action brought by the Commission following the Respondent's violation of the Agreement that would not have been time-barred by the applicable statute of limitations if brought on the date of the execution of this Agreement, may be commenced against the Respondent, notwithstanding the expiration of the statute of limitations between the signing of this Agreement and the commencement of such action. 13. In the event it breaches this Agreement, the Respondent agrees not to dispute, contest, or contradict the factual statements contained in Exhibit A, or their admissibility, in any future Commission enforcement action against it. COMPLIANCE WITH AGREEMENT 14. Subject to the full, truthful, and continuing cooperation of the Respondent, as described in Paragraphs 2 and 3, and compliance with all obligations and undertakings in the Agreement, the Commission agrees not to bring any enforcement action or proceeding against the Respondent arising from the Investigation. This agreement should not, however, be deemed exoneration of the Respondent or to be construed as a finding by the Commission that no violations of the federal securities laws have occurred. 15. The Respondent understands and agrees that this Agreement does not bind other federal, state or self-regulatory organizations, but the Commission may, at its discretion, issue a letter to these organizations detailing the fact, manner, and extent of its cooperation during the Proceedings or Other Proceedings, upon the written request of the Respondent. 16. The Respondent understands and agrees that if it sells, merges, or transfers all or substantially all of its business operations as they exist as of the date of this Agreement, whether such a sale is structured as a stock or asset sale, merger, or transfer during the Deferred Period, it shall include in any contract for sale, merger, or transfer a provision binding the purchaser or successor in interest to the obligations set forth in this Agreement. Furthermore, the protections arising from this Agreement will not apply to purchasers or successors in interest unless such purchaser or successor enters into a written agreement, on terms acceptable to the Division, agreeing to assume all the obligations set forth in this Agreement. 17. The Respondent understands and agrees that the Agreement only provides protection against enforcement actions arising from the Investigation and does not relate to any other violations or any individual or entity other than the Respondent. VOLUNTARY AGREEMENT 18. The Respondent's decision to enter into this Agreement is freely and voluntarily made and is not the result of force, threats, assurances, promises, or representations other than those contained in this Agreement. 4

19. The Respondent read and understands this Agreement. Furthermore, the Respondent has reviewed all legal and factual aspects of this matter with its attorney and is fully satisfied with its attorney's legal representation. The Respondent has thoroughly reviewed this Agreement with its attorney and has received satisfactory explanations concerning each paragraph of the Agreement. After conferring with its attorney and considering all available alternatives, the Respondent has made a knowing decision to enter into the Agreement. 20. The Respondent represents that its Board of Directors has duly authorized, in the resolution attached as Exhibit B, the execution and delivery of this Agreement, and that the person signing this Agreement has authority to bind the Respondent. ENTIRETY OF AGREEMENT 21. This Agreement constitutes the entire agreement between the Commission and the Respondent, and supersedes all prior understandings, if any, whether oral or written, relating to the subject matter herein. 22. This Agreement cannot be modified except in writing, signed by the Respondent and a representative of the Commission. 23. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring the Commission or the Respondent by virtue of the authorship of any of the provisions of the Agreement. [Remainder ofpage intentionally left blank] 5

The signatories below acknowledge acceptance of the foregoing terms and conditions.

RESPONDENT

MAY 3, 2016
Date:

Kevin W. Donnelly
Senior Vice President,
General Counsel & Secretary
Nortek, Inc.
500 Exchange Street, 10th Floor
Providence, RI 02903

On May, 3, 2016, Kevin W. Donnelly, a person known to me, personally appeared before me and acknowledged executing the foregoing agreement with full authority to do so on behalf of Nortek, Inc., as its Senior Vice President, General Counsel & Secretary and pursuant to the attached Resolution of the Board of Directors.

Notary Public
State: Rhode Island
Commission number: 43129
Commission expiration: 4/27/2018

RESPONDENT'S COUNSEL

Approved as to form:

May 5, 2016
Date:

Brian F. Saulnier
Luke T. Cadigan
K&L GATES LLP

SECURITIES AND EXCHANGE COMMISSION
DIVISION OF ENFORCEMENT

June 7, 2016
Date

Kara Brockmeyer
Chief, FCPA Unit

6

EXHIBIT A STATEMENT OF FACTS If this case had gone to trial, the Commission would have presented evidence sufficient to prove the following facts: Nortek, Inc. 1. Nortek, Inc. ("Nortek") is incorporated in Delaware with its principal place of business in Providence, Rhode Island. Nortek manufactures and sells a wide variety of products for residential and commercial constructions and remodeling and the personal and enterprise computer markets, including heaters, range hoods, heating, ventilation and air conditioning systems, and garage door and security systems. Nortek's stock is registered pursuant to Section l 2(b) of the Securities Exchange Act of 1934 ("Exchange Act"), and it is listed on the NASDAQ Global Select Market. 2. Linear Electronics (Shenzhen) Co. Ltd. ("Linear China") was an indirect wholly-owned subsidiary ofNortek located in Shenzhen, China. Linear China manufactures products for Nortek, including during the period 2009 through 2014. Improper Payments and Gifts to Chinese Government Officials 3. From at least 2009 to 2014, Linear China's managing director, accounting manager, customs liaison officer, and other employees made or approved improper payments and gifts to local Chinese officials in order to receive preferential treatment, relaxed regulatory oversight, and/or reduced customs duties, taxes, and fees. 4. The improper payments and gifts to local Chinese officials included cash payments, gift cards, meals, travel, accommodations, and entertainment. Linear China made the illicit payments to local officials from multiple different governmental departments, including customs, tax, fire, police, labor, health inspection, environmental protection, and telecommunications. 5. Linear China's improper payments were systemic and went undetected for several years. From 2009 through 2014, Linear China made more than 400 payments to local Chinese officials. At least one improper payment was made every month during those 5 years. These payments totaled approximately $290,000. 6. In some instances, Linear China's accounting department entered the illicit payments as entries in various accounts and supported the expenditures with false or misleading information and supporting documentation. 1

Nortek's Inadequate Internal Accounting Controls and Inaccurate Books and Records 7. As evidenced by Linear China's illicit payments made directly to Chinese officials in the ordinary course of business over many years, Nortek failed to devise and maintain a system of internal accounting controls at Linear China sufficient to provide reasonable assurances that, among other things, transactions were executed in accordance with management's general or specific authorization, and transactions were recorded as necessary to maintain accountability for assets. Linear China made improper payments from multiple accounts, which Nortek failed to review or test. Nortek failed to notice obvious red flags in Linear China's financial records, including the number and size of Linear China's meals and entertainment expenses. Further, Nortek failed to establish procedures to ensure its Linear China employees were trained in anti-corruption compliance. 8. From 2009 through 2014, certain Linear China employees paid bribes that were inaccurately recorded in Linear China's books, records and accounts, which were consolidated into the books and records of Nortek. Nortek's Self-Report 9. Nortek timely self-reported this matter to the Division of Enforcement and conducted a prompt and thorough investigation. In 2014, Nortek conducted an internal audit of Linear China's books and records. The internal audit team identified questionable payments made to local Chinese officials. As a result, Nortek conducted an internal investigation of Linear China's conduct and forensically analyzed Linear China's financial records. The internal investigation confirmed Linear China had made improper payments to Chinese officials local to Shenzhen, China. Before completing its internal investigation, Nortek promptly self-reported its preliminary findings to both the SEC and the Department of Justice. Remedial Measures and Cooperation 10. Upon learning of the bribes, Nortek took immediate action to end the illicit payments and implemented significant remedial measures. Once the employees at Linear China were interviewed by the internal investigation, those involved were terminated, including Linear China's managing director and chief financial officer. Nortek also comprehensively reviewed its then existing compliance program and undertook significant corrective action to enhance its compliance program and ensure that its employees around the globe were receiving adequate training. As part of its remedial efforts, Nortek: (i) revised its internal audit testing and protocols to focus on quickly discovering any FCPA-related improprieties; (ii) strengthened its anti-corruption policies; (iii) developed a Compliance Committee consisting of representatives from management and subsidiaries to supervise compliance implementation ofNortek's policies and training; (iv) provided extensive mandatory in-person and on-line trainings on the FCPA and anti-corruption policies to its employees around the globe in 2 appropriate languages; and (v) adjusted its internal audit schedules to prioritize facilities located in geographic areas known for higher incidences of corruption. 11. Nortek provided comprehensive, organized, and real-time cooperation with the staff of the Enforcement Division during the course of its internal investigation, including: (i) sharing the detailed findings of its internal investigation, including identifying all improper payments and potential improper payments made to foreign officials and providing its summaries of witness interviews; (ii) timely updating the staff with additional findings when its investigation uncovered new information; (iii) effectively segregating, organizing, and presenting the most salient documents to the staff; (iv) voluntarily translating documents from Chinese into English; (v) voluntarily making witnesses available for interviews, including those in China; and (vi) conducting a risk assessment to determine whether the improper conduct at Linear China occurred at Nortek's other manufacturing locations in China. 3

NORTEK, INC. CERTIFICATE OF CORPORATE RESOLUTION

I, Kevin W. Donnelly, do hereby certify that I am the duly elected, qualified and acting Senior Vice President, General Counsel & Secretary of Nortek, Inc. ("Nortek" or the "Corporation"), a Delaware corporation, and that the following is a complete and accurate copy of a resolution adopted by the Board of Directors of Nortek at a meeting held on May 3, 2016 at which a quorum was present and resolved as follows:

> **RESOLVED:** That Kevin W. Donnelly, an Officer of this Corporation, be and hereby is authorized to act on behalf of the Corporation, and in his sole discretion, to negotiate, approve, and execute the Non-Prosecution Agreement, attached hereto, with the United States Securities and Exchange Commission ("Commission") in connection with the investigation conducted by the Commission; in this connection, the aforementioned Officer be and hereby is authorized to undertake such actions as he may deem necessary and advisable, including the execution of such documentation as may be required by the Commission, in order to carry out the foregoing.

I further certify that the aforesaid resolution has not been amended or revoked in any respect and remains in full force and effect.

IN WITNESS WHEREOF, I have executed this Certificate as a sealed instrument this 3rd day of May, 2016.

By: [signature]
Kevin W. Donnelly
Senior Vice President,
General Counsel & Secretary
Nortek, Inc.

Notary

State of Rhode Island
County of Providence

[signature]
Dawn Valois
Notary Public